                                                                    Exhibit 11.1

                         PETsMART, Inc. and Subsidiaries
                       Statement of Computation of Common
                        and Common Equivalent Shares and
                               Earnings per Share

                      (in thousands, except per share data)


                                              For the 13 Weeks Ended
                                          April 28,             April 30,
                                            1996                   1995
                                          ---------             ---------
PRIMARY(1)
Weighted average common shares
 outstanding                                51,515                 50,359

Incremental common equivalents from
 options and warrants                        2,342                     --
                                          --------               --------
Weighted average shares outstanding         53,857                 50,359
                                          --------               --------
                                          --------               --------
Net income (loss)                         $    925               $ (1,971)

Accretion of redeemable convertible
 preferred stock                                --                   (498)
                                          --------               --------
Net income (loss) applicable to
 holders of common stock                  $    925               $ (2,469)
                                          --------               --------
                                          --------               --------
Net income (loss) per share
 applicable to holders of common
 stock                                    $   0.02               $  (0.05)
                                          --------               --------
                                          --------               --------

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(1) Primary and Fully Diluted earnings are the same for all periods presented.